UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2005

Eyetech Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50516 (Commission File Numbers)	13-4104684 (I.R.S. Employer Identification No.)

3 Times Square, 12th Floor
New York, NY	10036

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 824-3100

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
SIGNATURE
EXHIBIT INDEX
EX-99.1: PRESENTATION OF DONALD D'AMICO
EX-99.2: PRESENTATION OF ANTHONY CAPONE

Item 7.01. Regulation FD Disclosure

     On May 3, 2005, the following information related to Macugen® (pegaptanib sodium injection), the first and only FDA-approved treatment for all types of neovascular (wet) age-related macular degeneration, which is being commercialized and further developed by Eyetech Pharmaceuticals, Inc. and Pfizer Inc., was presented at the 2005 Association for Research in Vision and Ophthalmology (ARVO) annual meeting in Fort Lauderdale, Fla.:

•	VEGF Inhibition Study in Ocular Neovascularization (VISION): Second Year Efficacy Data presented by Donald D’Amico M.D., Harvard Medical School, Massachusetts Eye and Ear Infirmary, Boston, MA.

•	Intravitreous Pegaptanib Sodium (Macugen®) in Patients With Age-Related Macular Degeneration (AMD): Safety and Pharmacokinetics presented by Anthony Capone, M.D., Associated Retinal Consultants, Royal Oak, MI.

The views and conclusions expressed by Drs. D’Amico and Capone are not necessarily the views and conclusions of Eyetech. The full presentations are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

     The furnishing of the attached information is not an admission as to the materiality of any of the information set forth therein.

     The information in this Item 7.01 of Form 8-K (including exhibits) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2005	EYETECH PHARMACEUTICALS, INC.

	By:	Glenn P. Sblendorio

	Name:	Glenn P. Sblendorio
	Title:	Senior Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Presentation of Donald D’Amico M.D., VEGF Inhibition Study in Ocular Neovascularization (VISION): Second Year Efficacy Data, presented at the 2005 Association for Research in Vision and Ophthalmology annual meeting on May 3, 2005

99.2	Presentation of Anthony Capone, M.D., Intravitreous Pegaptanib Sodium (Macugen®) in Patients With Age-Related Macular Degeneration (AMD): Safety and Pharmacokinetics presented at the 2005 Association for Research in Vision and Ophthalmology annual meeting on May 3, 2005